UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 26, 2024

INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Compensatory Arrangements of Certain Officers
Approval of revised forms of Equity Agreements. On February 26, 2024, the Talent and Compensation Committee (the “Committee”) of the Board of Directors of Insulet Corporation (the "Company") approved revisions to the Company’s forms of Non-Qualified Stock Option Agreement (the “Stock Option Agreement), Restricted Stock Unit Agreement (the “RSU Agreement) and Performance Stock Unit Agreement (the “PSU Agreement) for fiscal 2024 (the Stock Option Agreement, the RSU Agreement, and PSU Agreement, collectively the “Equity Agreements”). The Equity Agreements were revised to add references to the California Consumer Privacy Act Policy, augment the language relating to compensation recoupment, update provisions relating to international tax and securities law compliance, and make additional clarifying language changes, as set forth in the agreements.
The above description of the Stock Option Agreement, the RSU Agreement, and the PSU Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements attached to this report as Exhibit 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is filed as part of this report:

No.	Exhibit
10.1	Form of Non-Qualified Stock Option Agreement

10.2	Form of Restricted Stock Unit Agreement

10.3	Form of Performance Stock Unit Agreement

104	Cover Page Interactive Date File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION
March 1, 2024	By:	/s/ Patricia K. Dolan
	Name:	Patricia K. Dolan
	Title:	Vice President and Secretary